Exhibit 99.1

WPPI Bellevue MFS, LLC
Marriott Bellevue

Financial Report
For the Nine Months Ended September 30, 2015

Contents

Independent auditor's report	1-2

Financial statements

Balance sheet	3

Statement of operations	4

Statement of changes in member's equity	5

Statement of cash flows	6

Notes to financial statements	7-12

Independent Auditor's Report

To the Members
WPPI Bellevue MFS, LLC

Report on the Financial Statements
We have audited the accompanying financial statements of WPPI Bellevue MFS, LLC (the Company), which comprise the balance sheet as of September 30, 2015, and the related statements of operations, changes in members’ equity and cash flows for the nine months ended September 30, 2015, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WPPI Bellevue MFS, LLC as of September 30, 2015, and the results of its operations and its cash flows for the nine month period ended September 30, 2015 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
On September 11, 2015, the Company entered into a contribution agreement with affiliates of CWI 2 Bellevue Hotel LLC (the Purchaser) for a controlling interest of 95.4 percent of the Seattle Marriott Bellevue (the Hotel). The remaining interest, 4.6 percent, was retained by the original owner. On January 22, 2016, the acquisition was complete for $179,000,000 (Note 10).

/s/ RSM US LLP

Chicago, Illinois
April 8, 2016

WPPI Bellevue MFS, LLC

Balance Sheet
September 30, 2015

Assets

Investment in hotel property, net	$106,722,594
Cash and cash equivalents	4,198,425
Escrow held by trustee	18,000,000
Accounts receivable	1,330,314
Inventories	71,284
Deferred financing costs, net	432,988
Prepaid expenses and other assets	164,774

$130,920,379

Liabilities and Members' Equity

Construction loan payable	$73,333,568
Line of credit	18,299,611
Accounts payable - construction costs	10,719,837
Accounts payable and accrued expenses	1,695,022
Advance deposits	96,550
Due to affiliates	517,465
Other liabilities	2,975,000
107,637,053

Members' equity	23,283,326

$130,920,379

See notes to financial statements.

WPPI Bellevue MFS, LLC

Statement of Operations
Nine Months Ended September 30, 2015

Revenue:
Rooms	$4,576,724
Food and beverage	1,077,735
Other hotel income	247,267
5,901,726

Expenses:
Hotel expenses:
Rooms	936,277
Food and beverage	844,622
Other hotel expense	184,965
Administrative and general	738,533
Sales and marketing	500,924
Franchise fees	174,357
Property taxes, insurance and other	153,658
Utilities	145,828
Repairs and maintenance	121,893
Management fees	147,591
Depreciation	824,716
4,773,364

Income from operations	1,128,362

Other expenses:
Pre-opening expenses	2,427,873
Interest expense	429,545
Interest expense - amortization of deferred financing costs	52,910
2,910,328

Net loss	$(1,781,966)

See notes to financial statements.

WPPI Bellevue MFS, LLC

Statement of Changes in Members' Equity
Nine Months Ended September 30, 2015

Balance, December 31, 2014	$25,065,292
Net loss	(1,781,966)

Balance, September 30, 2015	$23,283,326

See notes to financial statements.

WPPI Bellevue MFS, LLC

Statement of Cash Flows
Nine Months Ended September 30, 2015

Cash flows from operating activities:
Net loss	$(1,781,966)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation	824,716
Amortization of deferred financing costs	52,910
Amortization of key money	(25,000)
Changes in:
Accounts receivable	(1,330,314)
Inventories	(71,284)
Prepaid expenses and other assets	(164,774)
Accounts payable and accrued expenses	1,574,367
Advance deposits	96,550
Due to affiliates	45,436
Other liabilities	3,000,000
Net cash provided by operating activities	2,220,641

Cash flows from investing activities:
Additions to hotel property	(14,671,614)
Escrow held by trustee	(18,000,000)
Net cash used in investing activities	(32,671,614)

Cash flows from financing activities:
Proceeds from construction loan payable	19,169,481
Payments on construction loan payable	(3,000,000)
Proceeds from line of credit	18,299,611
Additions to deferred financing costs	(299,611)
Net cash provided by financing activities	34,169,481

Increase in cash and cash equivalents	3,718,508

Cash and cash equivalents:
Beginning of year	479,917

End of year	$4,198,425

Supplemental disclosure of cash flow information:
Interest paid, exclusive of capitalized interest	$235,718

Supplemental non-cash disclosure of cash flow information:
Amortization of deferred financing costs capitalized to hotel property	$134,123

Change in accrual of construction costs included in accounts payable - construction costs	$327,057

See notes to financial statements.

WPPI Bellevue MFS, LLC

Notes to Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies
WPPI Bellevue MFS, LLC (the Company), a Washington limited liability company, was formed on June 13, 2012, for the purpose of developing and opening the Seattle Marriott Bellevue (the Hotel), a 384-room full-service hotel located in Bellevue, Washington with one food and beverage outlet, a lounge, a fitness center and a business center. The Company purchased land for $15,000,000 on October 4, 2012, and was under development through the opening of the Hotel on July 14, 2015 (the Opening Date).

At September 30, 2015, the Company has three members with varying ownership percentages, all of which are related to the developer of the Hotel, White Peterman Properties, Inc. The members’ ownership percentages are held across common and preferred units. The Company will terminate upon sale or distribution of all the investments, the affairs of the Company are completed and the certificate of formation is cancelled in the manner required, as defined in the operating agreement.

Profits, losses and distributions are allocated to common and preferred members in accordance with the terms of the operating agreement.

On January 22, 2016, a 95.4 percent interest in the Hotel was sold to an unaffiliated third party (Note 10).

Note 2.	Summary of Significant Accounting Policies
Basis of presentation: The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of estimates: The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company maintained cash balances in financial institutions that, from time to time, exceeded the Federal Deposit Insurance Corporation (FDIC) insured limit. The Company believes it is not exposed to any significant credit risk related to cash.

Accounts receivable: Accounts receivable are comprised of (a) amounts billed but uncollected for room rental, food and beverage sales and other hotel income and (b) amounts earned but unbilled for the aforementioned services until guests check out of the Hotel. Receivables are recorded at the Company’s respective estimate of the amounts that will ultimately be collected. On a periodic basis, accounts receivable balances are evaluated and an allowance for doubtful accounts is established, when deemed necessary, based on its history of past write-offs, collections and current credit conditions. At September 30, 2015, there was no allowance for doubtful accounts.

Inventories: Inventories consist of food, beverage and supplies and are stated at the lower of cost or market.

Deferred financing costs: Deferred financing costs consist of fees and costs incurred to obtain the construction loan payable and the line of credit. The deferred loan costs are amortized over the life of the loan on a straight-line basis. The amortization of financing costs is included in investment in hotel property during construction. For nine months ended September 30, 2015, $134,123 has been capitalized and included in investment in hotel property. From inception through September 30, 2015, $529,049 has been capitalized and included in investment in hotel property. For the period from the Opening Date through September 30, 2015, amortization recorded to expense was $52,910.

WPPI Bellevue MFS, LLC

Notes to Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Investment in hotel property and depreciation: The Company, in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 970, Accounting for Costs and Initial Rental Operations of Real Estate Projects, capitalized development and all other associated costs relating to the Hotel. The Company capitalized all direct costs and indirect costs clearly associated with the Hotel when it was under development.

Such costs included acquisition, development and construction costs, interest, real estate taxes and other carrying costs. These costs are capitalized until such time as the Hotel is substantially complete and ready for its intended use.

The Hotel and related property was placed in service on July 14, 2015, and will be depreciated over the estimated useful lives or allocated as costs of sale if sold. For the nine months ended September 30, 2015, real estate taxes, interest and insurance of $270,690, $1,011,320 and $9,951, respectively, are capitalized to investment in hotel property. From inception through September 30, 2015, real estate taxes, interest and insurance of $531,151, $1,903,241 and $338,845, respectively, have been capitalized to investment in hotel property.

The Company computes depreciation for hotels and related building improvements using the straight line method over the estimated useful lives of the property (40 years for buildings and improvements), site improvements (generally 15 years) and furniture, fixtures and equipment (generally 5 years).

Impairment of long-lived assets: The Company reviews long-lived assets and certain identifiable intangibles with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated future cash flows expected to be generated by the asset. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment of the carrying value of long-lived assets was recognized for the period ended September 30, 2015.

Fair value of financial instruments: The Company has financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at September 30, 2015, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The carrying value of debt approximates fair value as the interest rate is based on market. The Company’s financial instruments also include cash equivalents, accounts receivable, accounts payable and accrued liabilities, and are carried at cost, which approximates fair value due to the short-term maturity of these instruments.

Advance deposits: Advances received for rooms, group reservations, banquets, food and beverage and other property operations in advance of providing the related services are deferred. Related revenue is recognized when occupancy or the service is performed, or when an advance deposit is forfeited.

WPPI Bellevue MFS, LLC

Notes to Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Revenue recognition: Hotel revenues are recognized when the services are provided and items are sold. Revenues consist of individual and group room sales, food and beverage sales and other hotel revenues such as telephone and rental income.

Sales and marketing costs: All sales and marketing costs, including production cost of print, radio, television, and other advertisements, are expensed as incurred.

Presentation of sales tax: Sales tax is collected from all nonexempt customers and the Company remits the entire amount to the respective state tax jurisdiction upon collection from the customer. The accounting policy is to exclude the tax collected and remitted to the state from revenue and expense.

Income taxes: The Company has elected to be taxed as a limited liability company and as such does not pay income taxes on their taxable income. Instead, the Members are liable for income taxes that result from the taxable income of the Company. The Company is subject to the statutory requirements of the state in which they conduct business.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority. For the nine months ended September 30, 2015, the Company has determined that there are no material uncertain income tax positions.

With a few exceptions, the Company is no longer subject to income tax examinations by taxing authorities for years before 2012.

Note 3.	Investment in Hotel Property
At September 30, 2015, investment in hotel property consists of the following:

Land	$15,000,000
Buildings and improvements	83,577,111
Furniture, fixture and equipment	8,970,199
107,547,310
Less accumulated depreciation	(824,716)
Investment in hotel property, net	$106,722,594

Included within building and improvements are capitalized interest expense and certain other costs, such as property taxes and property insurance.

WPPI Bellevue MFS, LLC

Notes to Financial Statements

Note 4.	Construction Loan Payable
On October 12, 2012, the Company entered into a construction loan agreement and received an advance of the maximum amount of $83,000,000 for the development of the Hotel. The loan bears interest at the British Banker’s Association (BBA) Daily London Interbank Offering Rate (LIBOR) plus 250 basis points (2.69 percent at September 30, 2015) and is interest-only until the date of maturity on October 12, 2016, at which point all unpaid principal and interest are due. Any outstanding principal and interest can be prepaid at any time without penalty provided certain conditions are met as defined within the construction loan agreement. A mandatory prepayment of $3,000,000 must be made at the earlier of: (i) 45 days after receipt of the certificate of occupancy with respect to improvements, (ii) the receipt of key money from the franchisor or (iii) April 30, 2015. During 2015, the Company received $3,000,000 of key money from the franchisor and made the mandatory prepayment; at September 30, 2015, the balance of the loan is $73,333,568. The loan may be extended for one additional year provided certain conditions are met within the construction loan agreement.

Affiliates of the members have entered into a payment and performance guaranty in the maximum principal amount of $41,500,000. This amount can be reduced to $40,000,000 upon the receipt of key money from the franchisor and reduced to $20,750,000 upon the Financial Ratio Reduction Date as defined in the agreement. In addition, the affiliates have entered into a completion guaranty in favor of the lender.

Note 5.	Line of Credit
On September 9, 2015, the Company entered into a line of credit with an aggregate principal balance of $25,000,000. The loan bears interest at 30-Day LIBOR plus 300 basis points (3.25 percent at September 30, 2015) and is interest-only until the date of maturity on September 1, 2016, at which point all unpaid principal and interest are due. At September 30, 2015, the balance of the line of credit is $18,299,611, which consists of $18,000,000 drawn in connection with the posting of a Surety Bond (Note 9) and closing costs and surety fees aggregating $299,611, of which had been rolled into the total principal balance.

An affiliate of the members has entered into a payment and performance guaranty in favor of the lender.

Note 6.	Property Management Agreement
The Company entered into an agreement with Merritt Hospitality, LLC, an affiliate of HEI Hotels and Resorts, to perform property management and other services for the Hotel. Commencing on the Opening Date of the Hotel, the initial term of the property management agreement ends on December 31 of the fifth year after the Opening Date, and will renew automatically for successive periods of one year each unless terminated prior by either party. Pursuant to the terms of the property management agreement, a base annual management fee of 2.5 percent of gross revenues of the Hotel, as defined, and an incentive fee, as calculated per the terms of the agreement, are required. For the nine months ended September 30, 2015, the Company incurred $147,591 of base management fees, of which $64,553 was unpaid and included within accounts payable at September 30, 2015. For the nine months ended September 30, 2015 there were no incentive management fees incurred.

WPPI Bellevue MFS, LLC

Notes to Financial Statements

Note 7.	Related Party Transactions
In connection with the operating agreement of the Company (the Agreement), the following are fees that would be paid to affiliates in connection with the development and operation of the hotel:

•
A development fee of $3,300,000 payable to WPM Construction LLC and White/Petermen Properties, LLC. As of September 30, 2015, the entire development fee had been incurred and included within investment in hotel property within the accompanying balance sheet. At September 30, 2015, $264,000 is payable and included within accounts payable – construction costs.

•
A guarantee fee in the amount equal to 2 percent of the construction loan amount obtained by the Company payable at the funding of each monthly construction draw. For the nine months ended September 30, 2015, the Company incurred approximately $337,382 of which is included within investment in hotel property within the accompanying balance sheet. At September 30, 2015, $41,368 is payable and included within accounts payable – construction costs.

•	An owner’s representative fee of $700,000 payable to WPM Construction LLC in proportion to the completion of the construction of the project. As of September 30, 2015, the entire owner’s representative fee had been paid and included within investment in hotel property within the accompanying balance sheet.

•
An FF&E procurement fee of 5 percent of aggregate expenditures of the Company for furniture, fixtures and equipment of the Hotel payable to WPM Construction LLC. Any amounts incurred to third parties would be deducted from the FF&E procurement fee.

•
An asset management fee of 0.25 percent of annual gross operating revenues payable to White/Peterman Properties LLC. For the nine months ended September 30, 2015, asset management fees incurred were $14,754.

In accordance with the Agreement, any loans made by one or more of the members to the Company prior to all members making their respective capital contributions would entitle the lending member to a preferred return of 15 percent per annum on contributions until the loan is repaid in full. Two members made a loan to the Company in the amount of $7,500,000 and had been repaid upon the funding of capital contributions from the other members. Interest accrued on the loan amount of $450,000 is included in due to affiliates within the accompanying balance sheet at September 30, 2015.

The Company pays real estate taxes on behalf of the Hotel. As of September 30, 2015, accrued real estate taxes due to the Company is $74,748 and is included within due to affiliates within the accompanying balance sheet.

Note 8.	Franchise Agreement
The Company operates its hotel pursuant to a franchise agreement with Marriott International, Inc. for a twenty-five year period beginning on the Opening Date. In accordance with the terms of the agreement, the Company is required to pay monthly franchise fee of 4 percent of gross room sales and 2 percent of gross food and beverage sales. Additionally, the Hotel pays a marketing program fee of 1 percent of gross room sales.

WPPI Bellevue MFS, LLC

Notes to Financial Statements

Note 8.	Franchise Agreement (Continued)
In connection with the execution of the franchise agreement, the Company received $3,000,000 of key money which is being amortized over the twenty-five year term of the franchise agreement and recorded within franchise fees within the accompanying statement of operations. The outstanding liability is included in other liabilities within the accompanying balance sheet. Franchise fees (including the amortization of key money liability) incurred for the nine months ended September 30, 2015, were $174,357.

Note 9.	Litigation
The Company may be involved from time to time in litigation arising in the ordinary course of business. In connection with the development of the Hotel, a claim has been filed against the Company by the general contractor in the amount of $18,453,011 for equitable adjustment under the construction contract. Additionally, the general contractor has filed a lien on the Hotel. The Company believes it has substantial legal defenses against the claim and can’t estimate the amount, if any, that will result from this matter. The financial statements do not include any adjustment related to this matter. In conjunction with the matter, the Company filed a counter claim alleging liquidated delay damages for a combined amount of $2,100,000. In accordance with the laws of the State of Washington and in order to satisfy the lien made by the contractor, the Company obtained a line of credit (Note 5) in order to post a bond whereby the initial proceeds of $18,000,000 were placed into escrow account maintained by a trustee and shown as such on the accompanying balance sheet. The funds will be released as determined by the courts and as of the date of the report, the matter is still ongoing without any determination for resolution.

Note 10.	Subsequent Event
On September 11, 2015, the Company entered into an agreement for the contribution of 95.4 percent interest in the Hotel to an unrelated third party for consideration of $179,000,000 before prorations and closing costs. This transaction was completed on January 22, 2016. In connection with this transaction, the amounts due under the construction loan and the line of credit were paid off. Merritt Hospitality LLC was retained to manage and operate the Hotel under a separate contract.

Subsequent events were evaluated for potential recognition and/or disclosures in the financial statements through April 8, 2016, the date the financial statements were available to be issued.